EXHIBIT 10.1

                             SETTLEMENT AGREEMENT

     This Settlement Agreement (this "Agreement") is entered into as of September 22, 1999, by and between XCEL ASSOCIATES, INC. ("Xcel") and INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC. f/k/a DCX, INC. ("ISIS"). Each of the foregoing parties are sometimes referred to as a "Party" and collectively as the "Parties."

                                   RECITALS

     A. On or about February 23, 1999, Xcel initiated an arbitration proceeding against ISIS under the auspices of the American Arbitration Association and captioned: XCEL ASSOCIATES, INC. V. INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC. F/N/A DCX, INC., AAA No. 13-181-00175-99 (New York)(the "Arbitration Proceeding").

     B. In the Arbitration Proceeding, Xcel sought recovery of approximately $250,000 from ISIS. The Statement of Claim asserted by Xcel alleges claims for: breach of contract; fraudulent inducement; quantum meruit; common law fraud; and damage to business reputation. ISIS answered the Statement of Claim and denied liability. The Arbitration Proceeding is scheduled for hearing on October 4, 1999.

     C. The Parties wish to enter into this Agreement to resolve all claims, allegations and defenses which they had against each other in the Arbitration Proceeding and arising out of other transactions, communications and other dealings between the Parties to the date of this Agreement.

                                   AGREEMENT

      NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

      1.    SETTLEMENT STOCK AND WARRANTS.   ISIS shall promptly:

            (a) Issue or cause to be issued 150,000 shares of ISIS common stock in the name of Edward T. Whelan (the "Stock"). The Stock will not be registered for issuance under the Securities Act of 1933 (the "1933 Act") and would therefore be "restricted securities" as defined in Rule 144 of the 1933 Act. Within twenty-one (21) days after execution of this Agreement, ISIS shall file an S-3 Registration Statement with the United States Securities and Exchange Commission (the "SEC") registering the Stock for resale by Edward T. Whelan. ISIS shall use its best efforts and good faith to cause the S-3 Registration Statement to become effective and to remain current and effective for a period of at least nine (9) months. The issuance of the Stock shall be in satisfaction of services rendered by Xcel to ISIS and relates to Xcel's contract claims against ISIS.


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            (b) ISIS shall issue or cause to be issued stock purchase warrants in the name of Edward T. Whelan entitling Edward T. Whelan to purchase up to 30,000 shares of ISIS common stock from ISIS for the price of $1.00 per share (together, the "$1.00 Warrants"). The $1.00 Warrants shall expire if not exercised within five (5) years of issuance. Neither the $1.00 Warrants nor the shares of common stock issuable upon exercise of the $1.00 Warrants (the "$1.00 Warrant Shares") will be registered under the 1933 Act. Within twenty-one (21) days after execution of this Agreement, ISIS shall file an S-3 Registration Statement with the SEC registering the $1.00 Warrant Shares for resale by Edward
T. Whelan as a selling shareholder. ISIS shall use its best efforts and good faith to cause the S-3 Registration Statement to become effective and to remain current and effective for a period of at least nine (9) months. The issuance of the $1.00 Warrants shall be in further satisfaction of services rendered by Xcel to ISIS and relates to Xcel's contract claims against ISIS.

            (c) ISIS shall issue or cause to be issued stock warrants in the name of Edward T. Whelan entitling Edward T. Whelan to purchase up to 20,000 shares of ISIS common stock from ISIS for the price of $1.50 per share (together, the "$1.50 Warrants"). The $1.50 Warrants shall expire if not exercised within five (5) years of issuance. Neither the $1.50 Warrants nor the shares of common stock issuable upon exercise of the $1.50 Warrants (the "$1.50 Warrant Shares") will be registered under the 1933 Act. Within twenty-one (21) days after execution of this Agreement, ISIS shall file an S-3 Registration Statement with the SEC registering the $1.50 Warrant Shares for resale by Edward
T. Whelan as a selling shareholder. ISIS shall use its best efforts and good faith to cause the S-3 Registration Statement to become effective and to remain current and effective for a period of at least nine (9) months. The issuance of the $1.50 Warrants shall be in further satisfaction of services rendered by Xcel to ISIS and relates to Xcel's contract claims against ISIS.

With respect to the issuance of the Stock, the $1.00 Warrants, $1.50 Warrants, $1.00 Warrant Shares and $1.50 Warrant Shares, all stock certificates and warrant certificates representing any such shares of stock or warrants shall bear the following legend:

      The [shares][warrants] represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "Restricted Securities" as that term is defined in Rule 144 under the Act. The [shares][warrants] may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

The issuance of the Stock, $1.00 Warrants and $1.50 Warrants in the name of Edward T. Whelan has been requested by Xcel. Edward Meyer, Jr. consents to all settlement compensation being issued in the name of Edward T. Whelan.

      2. ADDITIONAL STOCK IF REGISTRATION STATEMENT NOT EFFECTIVE. In the event that the S-3 Registration Statement with respect to the Stock, $1.00 Warrants, $1.50 Warrants, $1.00 Warrant Shares and $1.50 Warrant Shares (described in Paragraph 1 above) does not become effective

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within ninety (90) days of the full execution of this Agreement, then ISIS shall issue or cause to be issued an additional 15,000 shares of ISIS common stock in the name of Edward T. Whelan (the "Additional Stock"). If issued, the Additional Stock will not be registered for issuance under the 1933 Act and would therefore be "restricted securities" as defined in Rule 144 of the 1933 Act. The S-3 Registration Statement (described in Paragraph 1) will include the Additional Stock. The issuance of the Additional Stock shall be in satisfaction of services rendered by Xcel to ISIS and relates to Xcel's contract claims against ISIS. If issued, the stock certificates for the Additional Stock shall bear the restrictive legend set forth in Paragraph 1 above. The issuance of the Additional Stock in the name of Edward T. Whelan has been requested by Xcel. Edward Meyer, Jr. consents to all settlement compensation being issued in the name of Edward T.
Whelan.

      3. GENERAL RELEASE BY XCEL. Xcel, Edward Meyer, Jr., Edward T. Whelan and their affiliates, including without limitation, Shannon Investments, Inc. and Hazlet Investors, Inc., for themselves and for their successors, heirs, assigns, agents, representatives, officers, directors, shareholders and employees (together, the "Xcel Parties"), hereby completely, unconditionally and forever release, acquit and discharge ISIS and its successors, heirs, assigns, representatives, agents, affiliated entities, employees, attorneys, officers, directors, members, partners and shareholders (the "ISIS Parties"), of and from any and all actions, causes of action, claims, contracts, debts, demands, liabilities, losses and damages of every kind and nature whatsoever, whether known or unknown, including, but not limited to, those which were made, may have been made or could have been made in the Arbitration Proceeding, or which in any manner relate to any and all transactions, communications and other dealings between the Parties prior to the date of this Agreement. ISIS and the ISIS Parties hereby completely, unconditionally and forever release, acquit and discharge Xcel and the Xcel Parties of and from any and all actions, causes of action, claims, contracts, debts, demands, liabilities, losses and damages of every kind and nature whatsoever, whether known or unknown, including, but not limited to, those which were made, may have been made or could have been made in the Arbitration Proceeding, or which in any manner relate to any and all transactions, communications and other dealings between the Parties prior to the date of this Agreement. These releases shall be full general releases. Notwithstanding the foregoing, nothing contained in this Paragraph No. 2 shall constitute a release of the Parties from complying with the terms and conditions of this Agreement.

      4. DISMISSAL OF ARBITRATION PROCEEDING. Xcel and ISIS shall promptly dismiss the Arbitration Proceeding, with prejudice.

      5. COVENANT NOT TO SUE. Xcel and the Xcel Parties covenant that they will not initiate any lawsuit or proceeding or otherwise assert against ISIS or the ISIS Parties any claim which they have released under this Agreement. ISIS and the ISIS Parties covenant that they will not initiate any lawsuit or proceeding or otherwise assert against Xcel or the Xcel Parties any claim which they have released under this Agreement.

      6. DISCHARGE AND SURRENDER. Each Party acknowledges that this Agreement evidences the sole surviving contractual relationship between and among them; and each Party agrees that,


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except as provided in this Agreement, all existing contracts or agreements, oral or written, known or otherwise existing between or among the Parties are discharged and surrendered.

      7. ATTORNEYS' FEES. Each Party shall be responsible for its own attorneys' fees, costs and expenses incurred in connection with the Arbitration Proceeding and the preparation of this Agreement.

      8. NO ADMISSION OF LIABILITY. The Parties' agreement to the terms of this Agreement shall in no manner be deemed an admission, express or implied, of: (a) liability by any Party to any other person or entity; (b) any fact, other than the facts set forth in the Recitals to this Agreement; or (c) the merits of the position taken by any Party with respect to any matter.

      9. EFFECTUATION OF AGREEMENT. Each Party shall execute any and all documents and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

     10. NO ASSIGNMENT OF CLAIMS. Each Party represents and warrants to the other that it has not heretofore assigned or transferred, or purported to assign or transfer to any person or entity any claims that it might have against the other.

     11. NO THIRD-PARTY BENEFICIARIES. Except as specifically provided in this Agreement, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party, nor shall any provision of this Agreement give any third person any right of subrogation or action over or against any Party.

     12. NO ONGOING BUSINESS RELATIONSHIP. Each Party acknowledges that there is no ongoing business relationship between Xcel and ISIS (except as set forth in this Agreement).

     13. NON-DISPARAGEMENT. Xcel shall not disparage ISIS to any other person or entity. ISIS shall not disparage Xcel to any other person or entity. Except to the extent required by applicable law (including the securities laws of the United States), neither Party shall discuss or disclose the terms of this Agreement to any other third party.

     14. COMPLETE AGREEMENT; MODIFICATION; AND WAIVER. This Agreement constitutes the entire agreement between the Parties and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the Parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing by both Parties. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

     15. REVIEW; REPRESENTATION BY COUNSEL; ETC. Each Party acknowledges and represents that:


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         (a) It has fully and carefully read and considered this Agreement prior to its execution;

         (b) It has consulted with or has had the opportunity to consult with its attorneys regarding the legal effect and meaning of this Agreement and all terms and conditions hereof, and that it is fully aware of the contents of this Agreement and its legal effect;

         (c) It has had the opportunity to make whatever investigation or inquiry it deems necessary or appropriate in connection with the subject matter of this Agreement;

         (d) It is executing this Agreement voluntarily and free from any undue influence, coercion, duress or fraud of any kind; and

         (e) It is knowingly and voluntarily waiving and releasing all claims against the other Party, except as provided in this Agreement.

     16. MISCELLANEOUS PROVISIONS.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the Parties and the Parties' respective heirs, legal representatives, successors and assigns;

         (b) If either Party is required to take any action to enforce this Agreement, the prevailing Party shall be entitled to recover all reasonable attorneys' fees and costs from the nonprevailing Party;

         (c) The paragraph headings used in this Agreement are for purposes of identification only and shall not be considered in construing this Agreement. Furthermore, this Agreement shall be deemed to have been prepared with the full and equal participation of Xcel and ISIS and their respective counsel and shall not be construed by one Party against the other;

         (d) This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado. In the event of a dispute concerning this Agreement, such dispute shall be submitted to arbitration through the American Arbitration Association in Denver, Colorado;

         (e) By executing this Agreement, each of the undersigned represents and warrants to the other that each of the undersigned has the full power and authority to enter into and perform this Agreement in accordance with its terms; and

         (f) This Agreement may be executed in two counterparts, each of which shall constitute an original, and both of which together shall constitute one and the same document. The parties shall accept facsimile signatures as original signatures.

      IN WITNESS WHEREOF, Xcel and ISIS have executed this Agreement as of the day and year first above written.


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

                                    XCEL ASSOCIATES, INC.



                                    -------------------------------------------
                                    By:
                                    Its:



                                    -------------------------------------------
                                    EDWARD T. WHELAN, individually



                                    ------------------------------------------
                                    EDWARD MEYERS, JR., individually


                                    INTEGRATED SPATIAL INFORMATION
                                    SOLUTIONS, INC. f/k/a DCX, Inc.



                                    -------------------------------------------
                                    By:
                                    Its:


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